EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Of Ceramics Process Systems Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-25690, 33-18398, 33-42556, 33-47587) of Ceramics Process Systems Corporation of our report dated March 8, 2004, relating to the consolidated financial statements of Ceramics Process Systems Corporation appearing in and incorporated by reference in this amended Annual Report on Form 10-K/A for the year ended December 27, 2003.

/s/ Sansiveri, Kimball & McNamee, L.L.P.

August 3, 2005

Providence, Rhode Island